Exhibit 99.1

Ventas Reports 2022 Fourth Quarter and Full Year Results and Provides 2023 Outlook

CHICAGO--(BUSINESS WIRE)--February 9, 2023--Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) today reported results for the fourth quarter and full year ended December 31, 2022.

CEO Remarks

“We are pleased to have delivered a strong fourth quarter, which reflects the attractive operating and financial results of our diverse portfolio and the benefits of our key strategic initiatives. Accelerating SHOP top- and bottom-line growth fueled outstanding total Company performance in the fourth quarter. In 2022, we began a multiyear growth and recovery cycle in our SHOP portfolio supported by improving supply demand fundamentals, actions we have taken in the portfolio and our post-pandemic rebound,” said Debra A. Cafaro, Ventas Chairman and CEO.

"We enter 2023 with strong momentum. The proactive steps we have taken position us to capitalize on the exciting demographically led demand across our diversified portfolio of assets that cater to the needs of a large and growing aging population. Coupled with our experienced team’s insights and execution capabilities, we believe the Company is poised to drive unprecedented organic property growth.

“We are committed to reigniting a new cycle of Ventas success by delivering differentiated performance and value creation for our shareholders,” Cafaro concluded.

Fourth Quarter 2022 Highlights

  Net Loss Attributable to Common Stockholders (“Attributable Net Loss”) per share of ($0.11) with total Company year-over-year NOI growth of 7.5%
  Normalized Funds from Operations* (“Normalized FFO”) per share of $0.73
  Total Company year-over-year same-store cash Net Operating Income* (“NOI”) growth of 8.5%
  On a same-store cash NOI* basis, SHOP grew 19.1% year-over-year driven by margin expansion and same-store revenue growth of approximately 8%

*Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

Fourth Quarter 2022 Enterprise Results

For the Fourth Quarter 2022, reported per share results were:

	Quarter Ended December 31,
	2022	2021	$ Change	% Change
Attributable Net Loss	($0.11)	($0.10)	($0.01)	(10.0%)
Nareit FFO*	$0.65	$0.63	$0.02	3.2%
Normalized FFO*†	$0.73	$0.73	$—	—%

* Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

† The fourth quarter of 2021 included a $13 million ($0.03 per share) benefit of a Kindred M&A fee and a $6 million ($0.02 per share) benefit from HHS grants received. The fourth quarter of 2022 included a $9 million ($0.02 per share) benefit of promote revenue within the Company’s third-party institutional capital management business.

Other Fourth Quarter Developments

  Ventas Investment Management (“VIM”) Promote Revenue: The Company earned its first promote revenue as general partner of the Ventas Life Science & Healthcare Real Estate Fund (the “Fund”) within its third-party institutional capital management business, Ventas Investment Management, or VIM. The promote revenue approximated $0.02 per share in the fourth quarter, demonstrating the significant value creation of the VIM platform for Fund investors and Ventas’s shareholders. The Company included $0.01 per share of promote revenue in its fourth quarter 2022 guidance.
  Atria/Glennis Transaction: During the fourth quarter, Atria Senior Living, Inc. (“Atria”) combined its proprietary cloud-based senior housing management software platform, Glennis, with two other complementary companies in the Software as a Service (SaaS) technology space. The merger transaction was executed under the sponsorship and majority ownership of an experienced private equity technology investor. Ventas owns a 34% stake in Atria and recognized a $26 million gain on sale in the fourth quarter, which is included in Attributable Net Loss and Nareit FFO and excluded from Normalized FFO in the fourth quarter and full year 2022. Ventas now owns nearly 10% of the new combined SaaS company.
  Allowance on Loans Receivable: As of December 31, 2022, the Company recognized a $20 million non-cash allowance on our cash pay $486 million mezzanine loan (the “Santerre Mezz Loan”) investment to Santerre Health Investors. The allowance, calculated using the CECL (current expected credit loss) model, reflects estimated credit losses that could arise in the future, determined as of December 31, 2022, based on estimates and assumptions that are inherently uncertain and may not reflect the ultimate loss realized, if any. The allowance is excluded from Normalized FFO in the fourth quarter and full year 2022 and included in Attributable Net Loss and Nareit FFO.

Full Year 2022 Enterprise Results

For the full year 2022, reported per share results were:

	Year Ended December 31,
	2022	2021	$ Change	% Change
Attributable Net (Loss) Income	($0.12)	$0.13	($0.25)	(192.3%)
Nareit FFO*	$2.82	$2.65	$0.17	6.4%
Normalized FFO*	$2.99	$2.90	$0.09	3.1%

* Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

2022 Full Year and Recent Highlights

2022 Investment Activity

Consistent with its strategic capital allocation priorities, Ventas closed or committed $1.2 billion in total investments in 2022:

  Notably, Ventas continued expanding its life science, R&I footprint, as evidenced by $0.7 billion in closed or committed projects in 2022. The 643k square foot, $425 million Atrium Health/Wake Forest University School of Medicine development in Charlotte announced in 2022 exemplifies Ventas’s ability to leverage strong relationships with leaders in research, medicine and higher education to execute on high-quality, large-scale transactions.
  The Company continued to grow its well positioned senior housing portfolio by closing on approximately $0.2 billion in investments including the acquisition in Mangrove Bay, a Class A community with strong occupancy located in the highly sought-after Jupiter, Florida market. Ventas also continued its successful track record of development with its partner Le Groupe Maurice and broke ground on a new 362-unit senior housing development project in the attractive Montreal, Quebec market.
  Additionally, Ventas selectively expanded its Medical Office Building business with $0.3 billion in completed acquisitions, highlighted by the 18-property, 732k square foot MOB portfolio 100% leased to Ardent Health Services for a twelve-year term.

Financial Strength and Flexibility

In June 2022, Ventas opportunistically extended the Company’s debt duration and committed capital at more attractive pricing by refinancing its existing $200 million term loan maturing in 2023 with a new $500 million term loan facility that matures in 2027. In 2022, three credit rating agencies took positive actions regarding Ventas’s credit, attributing their actions to the sustained SHOP recovery that is underway, the durable cashflows from our diversified portfolio, and Ventas’s commitment to maintaining a strong financial position.

  Key financial statistics at year-end 2022 include:
    $2.4 billion of available liquidity from net revolver capacity and available cash and cash equivalents
    Limited near-term maturing debt, with only 4% of total consolidated debt (under $500 million) maturing in 2023

Corporate Governance and ESG Leadership

Ventas has a long history as an industry leader in environmental, social and governance initiatives and continues to pursue ambitious goals to drive meaningful change. Highlights include:

  Continued a robust and rigorous multi-year Board refreshment program, including the appointments of Michael Embler and Sumit Roy to the Board in 2022, and the appointment of Melody Barnes as Chair of the Nominating, Governance and Corporate Responsibility Committee.
  Committed to achieve net-zero operational carbon emissions by 2040, exceeding the Company’s existing Science-Based Target initiative (SBTi)-validated goal to decrease absolute carbon emissions by 30% by 2030.
  Earned notable recognition as an ESG industry leader, including:
    Receiving Nareit Leader in the Light Award for the sixth consecutive year and seventh time overall
    Being named the 2022 GRESB Global Listed Sector Leader for Healthcare and earning a 4 Star Rating for the tenth consecutive year
    Scoring in the 98th percentile of real estate companies in the 2022 S&P Global Corporate Sustainability Assessment (CSA) and being included in the World and North America Dow Jones Sustainability Indices (DJSI)
    Being named to the Bloomberg Gender Equality Index for the fourth consecutive year
    Being recognized as an ENERGY STAR® Partner of the Year for the second consecutive year
    Achieving LEED Gold Certification for our Medical Park Tower redevelopment in Austin, Texas and our historic renovation of The Assembly in Pittsburgh, Pennsylvania

Leadership Update

In January 2023, J. Justin Hutchens was appointed to the additional role of Chief Investment Officer. In his expanded role, Hutchens is responsible for Ventas’s capital allocation strategy and execution across the enterprise in addition to his responsibility for the Company’s Senior Housing portfolio. By combining the CIO and EVP, Senior Housing roles, Ventas is streamlining the executive management structure and enhancing the connection between investment activity and business operations.

Full Year 2023 Guidance

Consistent with the Company’s pre-pandemic practice, the Company is reintroducing full year guidance for 2023. The Company’s 2023 guidance contains forward-looking statements and is based on a number of assumptions; actual results may differ materially. Ventas expects to report 2023 per share attributable net income to common stockholders, Nareit FFO and Normalized FFO within the following ranges:

	FY 2023 Guidance
	Per Share
	Low		High
Attributable Net Income	$0.20	-	$0.34
Nareit FFO*	$2.97	-	$3.11
Normalized FFO*	$2.90	-	$3.04

* Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

2023 Guidance Commentary

The Company’s full year guidance for 2023 Attributable Net Income per share of $0.27 per share at the midpoint of the range compares to 2022 Attributable Net Loss per share of ($0.12). This increase of $0.39 per share projected at the midpoint of the guidance range assumes: a benefit of lower projected 2023 non-cash impairments and allowances of $0.26 per share and lower projected 2023 transaction expenses and natural disaster expenses of $0.13 per share.

The Company’s full year guidance for 2023 Normalized FFO per share of $2.97 per share at the midpoint of the range compares to 2022 Normalized FFO per share of $2.99, which includes $0.15 per share of HHS grants and promote revenue in FY 2022. Excluding these two items in FY 2022, the year-over-year increase of $0.13 per share at the midpoint of the 2023 guidance range assumes: (1) the 2023 benefit of $0.29 per share of organic growth in NOI from the SHOP business partially offset by (2) the impact of higher interest rates and foreign exchange approximating ($0.16) per share principally on the Company’s consolidated variable rate debt and approximately $500 million in 2023 maturing debt expected to be refinanced during the year.

The Company’s guidance is based on the assumptions described above as well as other assumptions that are subject to change, many of which are outside the control of the Company. The guidance assumes 404 million weighted average fully-diluted shares, receipt of over $300 million in capital recycling proceeds, no additional promote revenue and no material changes in the impact of COVID-19 on the Company’s business. If actual results vary from these and other assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results. Information regarding potential risks that could cause actual results to differ is set forth below and in our filings with the SEC.

Investor Presentation

A fourth quarter earnings presentation is posted to the Events & Presentations section of Ventas’s website at ir.ventasreit.com/events-and-presentations. Additional information regarding the Company can be found in its fourth quarter 2022 supplemental posted at ir.ventasreit.com. The information contained on, or that may be accessed through, our website, including the information contained in the aforementioned presentation and supplemental, is not incorporated by reference into, and is not part of, this document.

Fourth Quarter and Full Year 2022 Results Conference Call

Ventas will hold a conference call to discuss this earnings release on Friday, February 10, 2023 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).

The dial-in number for the conference call is (888) 330-3576 (or +1 (646) 960-0672 for international callers), and the participant passcode is 7655497. A live webcast can be accessed from the Investor Relations section of www.ventasreit.com.

A telephonic replay will be available at (800) 770-2030 (or +1 (647) 362-9199 for international callers), passcode 7655497, after the earnings call and will remain available for 30 days. The webcast replay will be posted in the Investor Relations section of www.ventasreit.com.

About Ventas

Ventas Inc., an S&P 500 company, operates at the intersection of two large and dynamic industries – healthcare and real estate. Fueled by powerful demographic demand from growth in the aging population, Ventas owns a diversified portfolio of over 1,200 properties in the United States, Canada, and the United Kingdom. Ventas uses the power of its capital to unlock the value of senior living communities; life science, research & innovation properties; medical office & outpatient facilities, hospitals and other healthcare real estate. A globally-recognized real estate investment trust, Ventas follows a successful long-term strategy, proven over more than 20 years, built on diversification of property types, capital sources and industry leading partners, financial strength and flexibility, consistent and reliable growth and industry leading ESG achievements, managed by a collaborative and experienced team dedicated to its stakeholders.

Non-GAAP Financial Measures

This press release includes certain financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release. We believe such measures provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. Our definitions and calculations of these non-GAAP measures may not be the same as similar measures reported by other REITs.

These non-GAAP financial measures should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of our financial performance, as alternatives to cash flow from operating activities (determined in accordance with GAAP), or as measures of our liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.

Cautionary Statements

Certain of the information contained herein, including intra-quarter operating information and number of confirmed cases of COVID-19, has been provided by our operators and we have not verified this information through an independent investigation or otherwise. We have no reason to believe that this information is inaccurate in any material respect, but we cannot assure you of its accuracy.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “assume”, “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “opportunity,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof.

Forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. You should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made. We urge you to carefully review the disclosures we make concerning risks and uncertainties that may affect our business and future financial performance, including those made below and in our filings with the Securities and Exchange Commission, such as in the sections titled “Cautionary Statements — Summary Risk Factors,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022.

Certain factors that could affect our future results and our ability to achieve our stated goals include, but are not limited to: (a) the impact of the ongoing COVID-19 pandemic and other viruses and infections, such as flu and respiratory syncytial virus, and their extended consequences, including of any variants, on our revenue, level of profitability, liquidity and overall risk exposure and the implementation and impact of regulations related to the CARES Act and other stimulus legislation and any future COVID-19 relief measures; (b) our ability to achieve the anticipated benefits and synergies from, and effectively integrate, our acquisitions and investments, including our acquisition of New Senior Investment Group Inc.; (c) our exposure and the exposure of our tenants, managers and borrowers to complex healthcare and other regulation and the challenges and expense associated with complying with such regulation; (d) the potential for significant general and commercial claims, legal actions, regulatory proceedings or enforcement actions that could subject us or our tenants, managers or borrowers to increased operating costs and uninsured liabilities; (e) the impact of market and general economic conditions, including economic and financial market events, inflation, changes in interest rates and exchange rates, supply chain pressures, events that affect consumer confidence, our occupancy rates and resident fee revenues, and the actual and perceived state of the real estate markets, labor markets and public capital markets; (f) our ability, and the ability of our tenants, managers and borrowers, to navigate the trends impacting our or their businesses and the industries in which we or they operate; (g) the risk of bankruptcy, inability to obtain benefits from governmental programs, insolvency or financial deterioration of our tenants, managers, borrowers and other obligors which may, among other things, have an adverse impact on our financial results and financial condition; (h) the risk that we may be unable to foreclose successfully on the collateral securing our loans and other investments in the event of a borrower default and, if we are able to foreclose or otherwise acquire assets in lieu of foreclosure, the risk that we will be required to incur additional expense or indebtedness in connection therewith; (i) the recognition of reserves, allowances, credit losses or impairment charges are inherently uncertain, may increase or decrease in the future and may not represent or reflect the ultimate value of, or loss that we ultimately realize with respect to, the relevant assets, which could have an adverse impact on our results of operations and financial condition (j) the non-renewal of any leases or management agreement or defaults by tenants or managers thereunder and the risk of our inability to replace those tenants or managers on favorable terms, if at all; (k) our ability to identify and consummate future investments in or dispositions of healthcare assets and effectively manage our portfolio opportunities and our investments in co-investment vehicles, joint ventures and minority interests, including our ability to dispose of such assets on favorable terms as a result of rights of first offer or rights of first refusal in favor of third parties; (l) risks related to development, redevelopment and construction projects, including costs associated with inflation, rising interest rates, labor conditions and supply chain pressures; (m) our ability to attract and retain talented employees; (n) the limitations and significant requirements imposed upon our business as a result of our status as a REIT and the adverse consequences (including the possible loss of our status as a REIT) that would result if we are not able to comply; (o) the risk of changes in healthcare law or regulation or in tax laws, guidance and interpretations, particularly as applied to REITs, that could adversely affect us or our tenants, managers or borrowers; (p) increases in our borrowing costs as a result of becoming more leveraged, including in connection with acquisitions or other investment activity, rising interest rates and the phasing out of LIBOR rates; (q) our reliance on third parties to operate a majority of our assets and our limited control and influence over such operations and results; (r) our dependency on a limited number of tenants and managers for a significant portion of our revenues and operating income; (s) the adequacy and pricing of insurance coverage provided by our policies and policies maintained by our tenants, managers or other counterparties; (t) the occurrence of cyber incidents that could disrupt our operations, result in the loss of confidential information or damage our business relationships and reputation; (u) the impact of merger, acquisition and investment activity in the healthcare industry or otherwise affecting our tenants, managers or borrowers; (v) disruptions to the management and operations of our business and the uncertainties caused by activist investors; and (w) the risk of catastrophic or extreme weather and other natural events and the physical effects of climate change.

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts; dollars in USD; unaudited)

	As of December 31,
	2022	2021
Assets
Real estate investments:
Land and improvements	$2,437,905	$2,432,065
Buildings and improvements	26,020,048	25,778,490
Construction in progress	310,456	269,315
Acquired lease intangibles	1,346,190	1,369,747
Operating lease assets	310,307	317,858
	30,424,906	30,167,475
Accumulated depreciation and amortization	(9,264,456)	(8,350,637)
Net real estate property	21,160,450	21,816,838
Secured loans receivable and investments, net	537,075	530,126
Investments in unconsolidated real estate entities	579,949	523,465
Net real estate investments	22,277,474	22,870,429
Cash and cash equivalents	122,564	149,725
Escrow deposits and restricted cash	48,181	46,872
Goodwill	1,044,415	1,046,140
Assets held for sale	44,893	28,399
Deferred income tax assets	10,490	11,152
Other assets	609,823	565,069
Total assets	$24,157,840	$24,717,786
Liabilities and equity
Liabilities:
Senior notes payable and other debt	$12,296,780	$12,027,544
Accrued interest	110,542	106,602
Operating lease liabilities	190,440	197,234
Accounts payable and other liabilities	1,031,689	1,090,254
Liabilities related to assets held for sale	6,492	10,850
Deferred income tax liabilities	35,570	59,259
Total liabilities	13,671,513	13,491,743
Redeemable OP unitholder and noncontrolling interests	264,650	280,283
Commitments and contingencies
Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—
Common stock, $0.25 par value; 600,000 shares authorized, 399,707 and 399,420 shares issued at December 31, 2022 and 2021, respectively	99,912	99,838
Capital in excess of par value	15,539,777	15,498,956
Accumulated other comprehensive loss	(36,800)	(64,520)
Retained earnings (deficit)	(5,449,385)	(4,679,889)
Treasury stock, 10 and 0 shares issued at December 31, 2022 and 2021, respectively	(536)	—
Total Ventas stockholders’ equity	10,152,968	10,854,385
Noncontrolling interests	68,709	91,375
Total equity	10,221,677	10,945,760
Total liabilities and equity	$24,157,840	$24,717,786

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts; dollars in USD; unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenues
Rental income:
Triple-net leased	$147,081	$153,336	$598,154	$653,823
Office	200,511	194,781	801,159	794,297
	347,592	348,117	1,399,313	1,448,120
Resident fees and services	674,126	647,360	2,651,886	2,270,001
Third party capital management revenues	13,374	3,924	26,199	20,096
Income from loans and investments	14,889	9,577	48,160	74,981
Interest and other income	1,444	13,466	3,635	14,809
Total revenues	1,051,425	1,022,444	4,129,193	3,828,007
Expenses
Interest	123,399	110,455	467,557	440,089
Depreciation and amortization	324,178	318,959	1,197,798	1,197,403
Property-level operating expenses:
Senior living	521,472	515,427	2,004,420	1,811,728
Office	64,394	61,704	257,003	257,001
Triple-net leased	3,952	2,810	15,301	15,335
	589,818	579,941	2,276,724	2,084,064
Third party capital management expenses	1,721	2,635	6,194	4,433
General, administrative and professional fees	33,540	28,602	144,874	129,758
Loss on extinguishment of debt, net	—	2,491	581	59,299
Transaction expenses and deal costs	13,725	19,318	51,577	47,318
Allowance on loans receivable and investments	19,936	(61)	19,757	(9,082)
Other	28,180	26,355	58,268	37,110
Total expenses	1,134,497	1,088,695	4,223,330	3,990,392
(Loss) before unconsolidated entities, real estate dispositions, income taxes and noncontrolling interests	(83,072)	(66,251)	(94,137)	(162,385)
Income (loss) from unconsolidated entities	31,846	(2,306)	28,500	4,983
Gain on real estate dispositions	5,223	24,705	7,780	218,788
Income tax benefit (expense)	2,619	4,747	16,926	(4,827)
(Loss) income from continuing operations	(43,384)	(39,105)	(40,931)	56,559
Net (loss) income	(43,384)	(39,105)	(40,931)	56,559
Net income attributable to noncontrolling interests	1,635	1,749	6,516	7,551
Net (loss) income attributable to common stockholders	$(45,019)	$(40,854)	$(47,447)	$49,008
Earnings per common share
Basic:
(Loss) income from continuing operations	$(0.11)	$(0.10)	$(0.10)	$0.15
Net (loss) income attributable to common stockholders	(0.11)	(0.10)	(0.12)	0.13
Diluted:[1]
(Loss) income from continuing operations	$(0.11)	$(0.10)	$(0.10)	$0.15
Net (loss) income attributable to common stockholders	(0.11)	(0.10)	(0.12)	0.13
Weighted average shares used in computing earnings per common share
Basic	399,655	399,142	399,549	382,785
Diluted	403,570	403,108	403,454	386,304

[1] Potential common shares are not included in the computation of diluted earnings per share when a loss from continuing operations exists as the effect would be an antidilutive per share amount.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

Funds From Operations Attributable to Common Stockholders (FFO)

(In thousands, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

			Q4 YoY
	2022	2021	Change
	Q4	Q4	’22-’21	2022	2021
Net (loss) income attributable to common stockholders	$(45,019)	$(40,854)	(10%)	$(47,447)	$49,008
Net (loss) income attributable to common stockholders per share [1]	$(0.11)	$(0.10)	(10%)	$(0.12)	$0.13
Adjustments:
Depreciation and amortization on real estate assets	323,539	317,936		1,194,751	1,192,856
Depreciation on real estate assets related to noncontrolling interests	(4,352)	(4,561)		(17,451)	(18,498)
Depreciation on real estate assets related to unconsolidated entities	7,074	4,781		30,940	17,888
Gain on real estate dispositions	(5,223)	(24,705)		(7,780)	(218,788)
(Gain) loss on real estate dispositions related to noncontrolling interests	(6)	77		32	302
Gain on real estate dispositions and other related to unconsolidated entities	(11,857)	—		(14,546)	—
Subtotal: Nareit FFO adjustments	309,175	293,528		1,185,946	973,760
Subtotal: Nareit FFO adjustments per share	$0.77	$0.73		$2.94	$2.52
Nareit FFO attributable to common stockholders	$264,156	$252,674	5%	$1,138,499	$1,022,768
Nareit FFO attributable to common stockholders per share	$0.65	$0.63	3%	$2.82	$2.65

Adjustments:
Change in fair value of financial instruments	13,637	19,975		22,008	1,207
Non-cash income tax benefit	(4,276)	(5,880)		(21,237)	(1,224)
Loss on extinguishment of debt, net of noncontrolling interests and including Ventas’ share attributable to unconsolidated entities	205	2,888		786	64,558
(Gain) loss on transactions related to unconsolidated entities	(26,278)	2,511		(26,281)	(6,328)
Transaction expenses and deal costs, net of noncontrolling interests and including Ventas’ share attributable to unconsolidated entities	15,242	22,214		58,108	54,874
Amortization of other intangibles including Ventas’ share attributable to unconsolidated entities	169	226		973	(21,627)
Other items related to unconsolidated entities	297	348		(687)	1,479
Non-cash impact of changes to equity plan	(2,565)	(2,288)		(313)	1,796
Materially disruptive events, net including Ventas’ share attributable to unconsolidated entities	10,856	340		11,203	10,147
Allowance on loan investments and impairment of unconsolidated entities, net of noncontrolling interests	24,087	(59)		23,912	(9,074)
Subtotal: Normalized FFO adjustments	31,374	40,275		68,472	95,808
Subtotal: Normalized FFO adjustments per share	$0.08	$0.10		$0.17	$0.25
Normalized FFO attributable to common stockholders	$295,530	$292,949	1%	$1,206,971	$1,118,576
Normalized FFO attributable to common stockholders per share	$0.73	$0.73	—%	$2.99	$2.90
Weighted average diluted shares	403,570	403,108		403,454	386,304

[1] Potential common shares are not included in the computation of diluted earnings per share when a loss from continuing operations exists as the effect would be an antidilutive per share amount.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers Nareit FFO and Normalized FFO to be appropriate supplemental measures of operating performance of an equity REIT. The Company believes that the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers Nareit FFO to be a useful measure for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses on depreciable real estate and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), Nareit FFO can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies. The Company believes that Normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies across periods on a consistent basis without having to account for differences caused by non-recurring items and other non-operational events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of Nareit FFO and Normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

Nareit Funds from Operations Attributable to Common Stockholders (“Nareit FFO”)

The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO. Nareit defines FFO as net income attributable to common stockholders (computed in accordance with GAAP) excluding gains (or losses) from sales of real estate property, including gain (or loss) on re-measurement of equity method investments and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and noncontrolling interests. Adjustments for unconsolidated entities and noncontrolling interests will be calculated to reflect FFO on the same basis.

Normalized FFO

The Company defines Normalized FFO as Nareit FFO excluding the following income and expense items, without duplication: (a) transaction expenses and deal costs, including transaction, integration and severance-related costs and expenses, and amortization of intangibles, in each case net of noncontrolling interests’ share of these items and including Ventas’ share of these items from unconsolidated entities; (b) the impact of expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses, the non-cash impact of changes to the Company’s executive equity compensation plan, derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement and non-cash charges related to leases; (d) the financial impact of contingent consideration; (e) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; (f) gains and losses on non-real estate dispositions and other items related to unconsolidated entities; (g) net expenses or recoveries related to materially disruptive events; and (h) other items set forth in the Normalized FFO reconciliation included herein.

Nareit FFO and Normalized FFO presented herein may not be comparable to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. Nareit FFO and Normalized FFO should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, Nareit FFO and Normalized FFO should be examined in conjunction with net income attributable to common stockholders as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

Full Year 2023 Guidance[1]

Net Income and FFO Attributable to Common Stockholders

(In millions, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

	FY 2023		FY 2023 - Per Share
	Low	High	Low	High

Net income attributable to common stockholders	$81	$137	$0.20	$0.34

Depreciation and amortization adjustments	1,122	1,130	2.78	2.80
Gain on real estate dispositions	(5)	(13)	(0.01)	(0.03)
Other adjustments[2]	—	—	0.00	0.00

Nareit FFO attributable to common stockholders	$1,197	$1,254	$2.97	$3.11

Other adjustments[2]	(26)	(26)	(0.07)	(0.07)

Normalized FFO attributable to common stockholders	$1,171	$1,228	$2.90	$3.04
% Year-over-year growth			(3%)	2%

Weighted average diluted shares (in millions)	404	404

[1] Per share amounts may not add to total per share amounts due to changes in the Company's weighted average diluted share count, if any. Same-store Cash NOI is at constant currency.

[2] Other adjustments include the categories of adjustments presented in our “Non-GAAP Financial Measures Reconciliation – Funds From Operations Attributable to Common Stockholders (FFO)”.

NON-GAAP FINANCIAL MEASURES RECONCILIATION Fourth Quarter 2022 Same-Store Cash NOI by Segment (Dollars in thousands USD, unless otherwise noted; totals may not sum due to rounding; unaudited)

	For the Three Months Ended December 31, 2022
	SHOP	Office	Triple-Net	Non-Segment	Total
Net loss attributable to common stockholders					$(45,019)
Adjustments:
Interest and other income					(1,444)
Interest expense					123,399
Depreciation and amortization					324,178
General, administrative and professional fees					33,540
Transaction expenses and deal costs					13,725
Allowance on loans receivable and investments					19,936
Other					28,180
Income from unconsolidated entities					(31,846)
Gain on real estate dispositions					(5,223)
Income tax benefit					(2,619)
Net income attributable to noncontrolling interests					1,635
NOI	$152,654	$136,731	$143,129	$25,928	$458,442
Adjustments:
Straight-lining of rental income	—	(2,040)	1,076	—	(964)
Non-cash rental income	—	(2,537)	(12,550)	—	(15,087)
NOI not included in cash NOI[1]	1,584	(260)	(756)	—	568
Non-segment NOI	—	—	—	(25,928)	(25,928)
Cash NOI	$154,238	$131,894	$130,899	$—	$417,031
Adjustments:
Cash NOI not included in same-store	(3,710)	(6,551)	(1,966)	—	(12,227)
Same-store Cash NOI - constant currency	$150,528	$125,343	$128,933	$—	$404,804
Percentage increase - constant currency	19.1%	4.3%	1.8%		8.5%
	For the Three Months Ended December 31, 2021
	SHOP	Office	Triple-Net	Non-Segment	Total
Net loss attributable to common stockholders					$(40,854)
Adjustments:
Interest and other income					(13,466)
Interest expense					110,455
Depreciation and amortization					318,959
General, administrative and professional fees					28,602
Loss on extinguishment of debt, net					2,491
Transaction expenses and deal costs					19,318
Allowance on loans receivable and investments					(61)
Other					26,355
Loss from unconsolidated entities					2,306
Gain on real estate dispositions					(24,705)
Income tax benefit					(4,747)
Net income attributable to noncontrolling interests					1,749
NOI	$131,933	$133,704	$150,526	$10,239	$426,402
Adjustments:
Straight-lining of rental income	—	(2,429)	(1,873)	—	(4,302)
Non-cash rental income	—	(5,482)	(11,705)	—	(17,187)
NOI not included in cash NOI[1]	229	(1,435)	(5,367)	—	(6,573)
Non-segment NOI	—	—	—	(10,239)	(10,239)
NOI impact from change in FX	(3,076)	—	(859)	—	(3,935)
HHS grants received	(1,869)	—	—	—	(1,869)
Cash NOI	$127,217	$124,358	$130,722	$—	$382,297
Adjustments:
Cash NOI not included in same-store	(1,037)	(4,220)	(4,033)	—	(9,290)
NOI impact from change in FX not in same-store	192	—	—	—	192
Same-store Cash NOI - constant currency	$126,372	$120,138	$126,689	$—	$373,199

[1] Excludes sold assets, assets held for sale, development properties not yet operational and land parcels.

NON-GAAP FINANCIAL MEASURES RECONCILIATION Full Year 2022 Same-Store Cash NOI by Segment (Dollars in thousands USD, unless otherwise noted; totals may not sum due to rounding; unaudited)

	For the Year Ended December 31, 2022
	SHOP	Office	Triple-Net	Non-Segment	Total
Net loss attributable to common stockholders					$(47,447)
Adjustments:
Interest and other income					(3,635)
Interest expense					467,557
Depreciation and amortization					1,197,798
General, administrative and professional fees					144,874
Loss on extinguishment of debt, net					581
Transaction expenses and deal costs					51,577
Allowance on loans receivable and investments					19,757
Other					58,268
Income from unconsolidated entities					(28,500)
Gain on real estate dispositions					(7,780)
Income tax benefit					(16,926)
Net income attributable to noncontrolling interests					6,516
NOI	$647,466	$546,604	$582,853	$65,717	$1,842,640
Adjustments:
Straight-lining of rental income	—	(9,499)	(1,595)	—	(11,094)
Non-cash rental income	—	(14,359)	(49,229)	—	(63,588)
NOI not included in cash NOI[1]	4,382	(1,622)	(7,435)	—	(4,675)
Non-segment NOI	—	—	—	(65,717)	(65,717)
HHS grants received	(53,070)	—	—	—	(53,070)
Cash NOI	$598,778	$521,124	$524,594	$—	$1,644,496
Adjustments:
Cash NOI not included in same-store	(135,852)	(26,021)	(6,161)	—	(168,034)
Same-store Cash NOI - constant currency	$462,926	$495,103	$518,433	$—	$1,476,462
Percentage increase - constant currency	13.4%	3.8%	2.4%		6.1%

	For the Year Ended December 31, 2021
	SHOP	Office	Triple-Net	Non-Segment	Total
Net income attributable to common stockholders					$49,008
Adjustments:
Interest and other income					(14,809)
Interest expense					440,089
Depreciation and amortization					1,197,403
General, administrative and professional fees					129,758
Loss on extinguishment of debt, net					59,299
Transaction expenses and deal costs					47,318
Allowance on loans receivable and investments					(9,082)
Other					37,110
Income from unconsolidated entities					(4,983)
Gain on real estate dispositions					(218,788)
Income tax expense					4,827
Net income attributable to noncontrolling interests					7,551
NOI	$458,273	$543,882	$638,488	$84,058	$1,724,701
Adjustments:
Straight-lining of rental income	—	(7,654)	(7,382)	—	(15,036)
Non-cash rental income	—	(17,898)	(47,225)	—	(65,123)
Cash modification/termination fees	—	12,037	—	—	12,037
Non-cash impact of lease termination	—	—	(22,309)	—	(22,309)
NOI not included in cash NOI[1]	2,297	(27,631)	(36,294)	—	(61,628)
Non-segment NOI	—	—	—	(84,058)	(84,058)
NOI impact from change in FX	(6,316)	—	(2,734)	—	(9,050)
HHS grants received	(15,427)	—	—	—	(15,427)
Cash NOI	$438,827	$502,736	$522,544	$—	$1,464,107
Adjustments:
Cash termination fees not in same-store	—	(12,037)	—	—	(12,037)
Cash NOI not included in same-store	(31,122)	(13,809)	(16,085)	—	(61,016)
NOI impact from change in FX not in same-store	429	—	—	—	429
Same-store Cash NOI - constant currency	$408,134	$476,890	$506,459	$—	$1,391,483

[1] Excludes sold assets, assets held for sale, development properties not yet operational and land parcels.

NON-GAAP FINANCIAL MEASURES RECONCILIATION Net Debt to Adjusted Pro Forma EBITDA (Dollars in thousands USD; totals may not sum due to rounding; unaudited)

	For the Year Ended	For the Three Months Ended
	December 31, 2022	December 31, 2022	September 30, 2022
Net (loss) income attributable to common stockholders	$(47,447)	$(45,019)	$1,256
Adjustments:
Interest	467,557	123,399	119,413
Loss on extinguishment of debt, net	581	—	574
Taxes (including tax amounts in general, administrative and professional fees)	(11,863)	(1,619)	(5,067)
Depreciation and amortization	1,197,798	324,178	301,481
Non-cash stock-based compensation expense	30,714	1,929	6,185
Transaction expenses and deal costs	51,577	13,725	4,782
Net income attributable to noncontrolling interests, adjusted for partners’ share of consolidated entity EBITDA	(24,947)	(6,557)	(5,014)
Loss (income) from unconsolidated entities, adjusted for Ventas’ share of EBITDA from unconsolidated entities	47,873	(7,317)	18,664
Gain on real estate dispositions	(7,780)	(5,223)	(136)
Unrealized foreign currency loss (gain)	326	(537)	416
Change in fair value of financial instruments	23,615	14,192	1,419
Materially disruptive events, net	12,451	11,106	1,966
Allowance on loan investments and impairment of unconsolidated entities, net of noncontrolling interest	23,912	24,087	(61)
Adjusted EBITDA	$1,764,367	$446,344	$445,878
Adjustment for current period activity	9,869	(3,044)	(1,307)
Adjusted Pro Forma EBITDA	$1,774,236	$443,300	$444,571

Adjusted Pro Forma EBITDA annualized	$1,774,236	$1,773,200	$1,778,284

Total debt	$12,296,780	$12,296,780	$12,210,984
Cash	(122,564)	(122,564)	(145,146)
Restricted cash pertaining to debt	(25,958)	(25,958)	(26,401)
Partners’ share of consolidated debt	(279,013)	(279,013)	(274,203)
Ventas’ share of unconsolidated debt	454,376	454,376	431,810
Net debt	$12,323,621	$12,323,621	$12,197,044

Net debt to Adjusted Pro Forma EBITDA	6.9 x	6.9 x	6.9 x

The Company believes that Net debt, Adjusted Pro Forma EBITDA and Net debt to Adjusted Pro Forma EBITDA are useful to investors, analysts and Company management because they allow the comparison of the Company’s credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period.

Adjusted EBITDA

The Company defines Adjusted EBITDA as consolidated earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense, asset impairment and valuation allowances), excluding (a) gains or losses on extinguishment of debt; (b) noncontrolling interests’ share of adjusted EBITDA; (c) transaction expenses and deal costs; (d) net gains or losses on real estate activity; (e) gains or losses on re-measurement of equity interest upon acquisition; (f) changes in the fair value of financial instruments; (g) unrealized foreign currency gains or losses; (h) net expenses or recoveries related to materially disruptive events; and (i) non-cash charges related to leases, and including (x) Ventas’ share of adjusted EBITDA from unconsolidated entities and (y) the impact of other items set forth in the Adjusted EBITDA reconciliation included herein.

Adjusted Pro Forma EBITDA

Adjusted Pro Forma EBITDA considers the pro forma effect on Adjusted EBITDA of transactions and events that were completed during the period, as if the transaction or event had been consummated at the beginning of the relevant period and considers any other incremental items set forth in the Adjusted Pro Forma EBITDA reconciliation included herein.

The Company considers NOI and Cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis.

NOI

The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and third party capital management expenses.

Cash NOI

The Company defines Cash NOI as NOI for its reportable business segments (i.e., SHOP, Office and Triple-Net), determined on a Constant Currency basis, excluding the impact of, without duplication (i) non-cash items such as straight-line rent and the amortization of lease intangibles, (ii) sold assets, assets held for sale, development properties not yet operational and land parcels and (iii) other items set forth in the Cash NOI reconciliation included herein. In certain cases, results may be adjusted to reflect the receipt of cash payments, fees, and other consideration that is not fully recognized as NOI in the period.

Same-store

The Company defines same-store as properties owned, consolidated and operational for the full period in both comparison periods and that are not otherwise excluded; provided, however, that the Company may include selected properties that otherwise meet the same-store criteria if they are included in substantially all of, but not a full, period for one or both of the comparison periods, and in the Company’s judgment such inclusion provides a more meaningful presentation of its segment performance. Newly acquired development properties and recently developed or redeveloped properties in the Company’s SHOP reportable business segment will be included in same-store once they are stabilized for the full period in both periods presented. These properties are considered stabilized upon the earlier of (a) the achievement of 80% sustained occupancy or (b) 24 months from the date of acquisition or substantial completion of work. Recently developed or redeveloped properties in the office operations and triple-net leased properties reportable business segments will be included in same-store once substantial completion of work has occurred for the full period in both periods presented. SHOP and triple-net leased properties that have undergone operator or business model transitions will be included in same-store once operating under consistent operating structures for the full period in both periods presented.

Properties are excluded from same-store if they are: (i) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (ii) impacted by materially disruptive events such as flood or fire; (iii) for SHOP, those properties that are currently undergoing a materially disruptive redevelopment; (iv) for the office operations and triple-net leased properties reportable business segments, those properties for which management has an intention to institute, or has instituted, a redevelopment plan because the properties may require major property-level expenditures to maximize value, increase NOI, or maintain a market-competitive position and/or achieve property stabilization, most commonly as the result of an expected or actual material change in occupancy or NOI; or (v) for SHOP and triple-net leased properties reportable business segments, those properties that are scheduled to undergo operator or business model transitions, or have transitioned operators or business models after the start of the prior comparison period.

Constant Currency

To eliminate the impact of exchange rate movements, all portfolio performance-based disclosures assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average exchange rate for the current period.

Contacts

BJ Grant
(877) 4-VENTAS